News Release

For Immediate Release:

April 14, 2008

International Barrier Technology Reports Double Digit Growth in Quarterly Sales Revenue and Sales Volumes for the period ending March 31, 2008 (Q3 Fiscal 08)

Watkins, MN; Vancouver, BC April 14, 2008 - International Barrier Technology Inc. (“Barrier”) (IBTGF: OTCBB; IBH: TSXV), a manufacturer of proprietary fire-resistant building materials is pleased to release revenue and sales volumes results for the quarter (Q3 Fiscal 08) and month ending March 31, 2008.  Overall revenue generated for the quarter was $1,214,196, a 14% increase over the $1,068,583 during the same period in 2007.  Revenue into the Residential Roof Deck Market grew 22% - $160,893 vs. $131,540 in 2007.  Revenue attributable to the Commercial Modular industry grew 13% to $499,509 (vs. $441,684 in Q3 07) and revenue from the Structural Insulated Panel market was $10,181.  Revenue for the month of March 2008 was $416,682, slightly higher than the $415,949 during the same period in 2007.

Sales volume of shipments of Blazeguard products for the quarter ending March 31, 2008 was 1,893,200 sq. ft.  This is an increase of 15% over the 1,642,800 sq. ft. that was shipped during the same period last year.  Residential Roof Deck sales were higher by 15% (374,900 sq. ft. vs. 327,000 sq. ft. in Q3 Fiscal 07).  Quarterly Commercial Modular shipments increased 14% year over year to 1,498,100 sq. ft. vs. 1,315,800 sq. ft.  Shipments into the Structural Insulated Panel market for the quarter were 20,200 sq. ft.

Shipment volumes for the month ending March 31, 2008 were 657,888 sq. ft.  This compares to the 652,512 sq. ft. that was shipped during the same period one year ago.  Commercial Modular shipments grew 12% to 538,272 sq. ft. vs. 479,616 sq. ft. shipped during the same month last year.  The demand in this market has remained strong.  Shipments into the Residential Roof Deck Market were 119,616 sq. ft. vs. 172,896 sq. ft., which included shipments into Florida, the Midwest and the East.  The residential housing market remains quiet, but there are new building projects where Blazeguard is being used.  Our wholesaler and stocking dealers are slowly moving through their inventory and placing new orders (on a smaller scale) to replenish their stock.  With spring upon us, we are optimistic the demand will remain steady and hope to see an upturn in this market segment.

About International Barrier Technology Inc.
International Barrier Technology Inc. (OTCBB: IBTGF; TSXV: IBH) develops, manufactures, and markets proprietary fire-resistant building materials branded as Blazeguard®. Barrier's award-winning Blazeguard® wood panels use a patented, non-toxic, non-combustible coating with an extraordinary capability: it releases water in the heat of fire. The panels exceed "model" building code requirements in every targeted fire test and application, and are unique in combining properties that increase panel strength and minimize environmental and human impact. Blazeguard® provides Barrier's customers a premium material choice meeting an increasingly challenging combination of requirements in residential and commercial building construction. Blazeguard® customers include many of the top multifamily homebuilders, and commercial modular building manufacturers in the United States.

INTERNATIONAL BARRIER TECHNOLOGY INC.

_______________________

Michael D. Huddy

President, Director

THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THE CONTENT OF THIS PRESS RELEASE.

Melissa McElwee, Investor Relations Manager

International Barrier Technology
(866) 735-3519

mmcelwee@intlbarrier.com

For more information please visit:
www.intlbarrier.com

Forward-Looking Information: The statements in this news release contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, assumptions and uncertainties, including but not limited to the ability to generate and secure product sales. In each case actual results may differ materially from such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or modified) will not be realized.

International Barrier Technology Inc.

510 4th St N • P.O. Box 379 • Watkins, MN  55389  USA
Tel: 866-735-3519  •  Email: mmcelwee@intlbarrier.com